Exhibit 99.5

                                                        FOR INFORMATION CONTACT:
                                                    Elisha Finney (650) 424-6803
                                                    elisha.finney@varian.com

                                                    Spencer Sias (650) 424-5782
                                                    spencer.sias@varian.com

                                                          FOR IMMEDIATE RELEASE:

        VARIAN MEDICAL SYSTEMS' BOARD OF DIRECTORS AUTHORIZES REPURCHASE
                     OF ANOTHER SIX MILLION SHARES OF STOCK

Palo Alto, Calif. - November 21, 2005 - Varian Medical Systems, Inc. (NYSE:VAR) today announced that its Board of Directors has authorized the Company to repurchase up to an additional six million shares of its stock over a period extending through December 31, 2006.

        As of the end of fiscal year 2005, Varian Medical Systems had repurchased approximately 4.5 million shares of stock under an existing 6-million share repurchase authorization which extends through December, 2005. Since commencing stock repurchases in fiscal year 2001, the company has spent about $593 million to repurchase approximately 18.5 million shares of stock at a weighted average price of approximately $32 per share. As of the end of the fiscal year 2005 on September 30, 2005, the company had a reported $382 million in cash and marketable securities

        The stock repurchases will be made through programs, including Company 10b5-1 stock purchase plans, using brokers-dealers on the New York Stock Exchange or in privately-negotiated transactions with nonaffiliated stockholders. Shares will be retired and cancelled upon repurchase.

                                      # # #

Varian Medical Systems, Inc., (NYSE:VAR) of Palo Alto, California is the world's leading manufacturer of integrated cancer therapy systems, which are used to treat thousands of patients per day. The company is also a premier supplier of X-ray tubes and flat-panel digital subsystems for imaging in medical, scientific, and industrial applications. Varian Medical Systems employs approximately 3,500 people who are located at manufacturing sites in North America and Europe and in its 56 sales and support offices around the world. Additional information is available on the company's investor relations web site at www.varian.com.

FORWARD LOOKING STATEMENTS

Except for historical information, this news release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning our financial performance or future plans to repurchase our and any statements using the terms "will," "scheduled," "continue," or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include demand for the company's products; the company's ability to develop and commercialize new products; the impact of competitive products and pricing; the effect of economic conditions and currency exchange rates; the company's ability to maintain or increase operating margins; the company's ability to meet demand for manufacturing capacity; the effect of environmental claims and expenses; the company's ability to protect the company's intellectual property; the company's reliance on sole or limited-source suppliers; the impact of reduced or limited demand by sole purchasers of certain X-ray tubes; the impact of managed care initiatives or other health care reforms on capital expenditures and/or third-party reimbursement levels; the company's ability to meet FDA and other regulatory requirements or product clearances; the potential loss of key distributors or key personnel; consolidation in the X-ray tubes market; the possibility that material product liability claims could harm future revenues or require us to pay uninsured claims; the ability to make strategic acquisitions and to successfully integrate the acquired operations into the company's business; the effect of changes in accounting principles; the risk of operations interruptions due to terrorism, disease (such as Severe Acute Respiratory Syndrome) or other events beyond the company's control; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.